UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 25, 2017

CONDUENT INCORPORATED

(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 200

Florham Park, New Jersey

07932

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2017, Conduent Incorporated (the “Company”) adopted the Conduent Incorporated Executive Change in Control Severance Plan (the “Plan”), which provides certain enhanced benefits to key management employees who the Company determines are most likely to be impacted by a change in control (primarily the Company’s executive officers), so that they can continue to exercise their judgment and legal responsibilities without the potential for distraction and bias that can arise from concerns regarding their personal circumstances. Eligible employees are selected by the Compensation Committee to participate in the Plan. The Plan becomes effective on October 1, 2017 and is intended to replace prior change in control agreements entered into with the Xerox Corporation prior to January 1, 2017 (“Prior CIC Agreements”). Prior CIC Agreements remain in effect until December 31, 2017, except to the extent they have been waived by individuals who elect to be covered by the Plan as of October 1, 2017, rather than waiting for the expiration of the term of the prior CIC Agreement.

The Plan provides eligible employees with severance payments and benefits in the event that an eligible employee’s employment with the Company is terminated within 90 days prior to, or within 24-months for the CEO and 12-months for any other participant immediately following, a “change in control” of the Company either (a) by the employer company for any reason other than “cause”, “disability” or death or (b) by the eligible employee for “good reason”. The severance payments and benefits to be provided, subject to the employee’s execution of a release of claims, are as follows:

(1)	A lump sum payment, in cash, equal to the sum of (1) unpaid salary with respect to any paid time off accrued but not taken as of the date of termination, (2) accrued but unpaid salary through the date of termination and (3) any earned but unpaid annual incentive bonus from the fiscal year immediately preceding the year in which the date of termination occurs;

(2)	A lump sum payment, in cash, equal to the product of (a) the participant’s annual rate of base salary in effect on the date of notice of termination is given and the annual target bonus applicable to the participant for the year in which notice of termination is given, multiplied by (b) a “factor” (which in the case of the CEO, CFO, Head of Public Sector, General Counsel and Secretary and Chief People Officer is 2 and in the case of Operations Head and Group Chief Executives is 1);

(3)	Participant shall continue to be entitled to receive all benefits payable under any other plan or agreement relating to retirement benefits or to compensation previously earned and not yet paid; and

(4)	Participant shall continue to be eligible to participate in the medical, dental and health care reimbursement account coverage in effect at the date of termination as if the participant had continued in employment during the lessor of (i) the severance period or (ii) twelve months.

The Plan has a three-month term and will automatically renew for successive one-year periods at the end of its initial three-month term unless the Company gives notice that it does not wish to extend the Plan. In addition, the Plan promises each participant payment of his or her legal fees in the event the participant brings suit in good faith to enforce his or her rights under the Plan.

The foregoing description of the Plan is only a summary and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Conduent Incorporated Executive Change in Control Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

Date: August 28, 2017	By:	/s/ J. Michael Peffer
	Name:	J. Michael Peffer
	Position:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Conduent Incorporated Executive Change in Control Severance Plan